CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report, dated February 28, 2003 (except for note 15, as to which the date is April 2, 2003 and note 8, as to which the date is April 14, 2003), which appears on page 28 of the Annual Report on Form 10-KSB of Ener1, Inc. for the year ended December 31, 2002, and to the reference of our Firm under the caption “Experts” in the Prospectus.

Miami, Florida February 6, 2004	KAUFMAN, ROSSIN & CO.